Exhibit 5
                          Dolgenos Newman & Cronin LLP
                      96 Spring Street, New York, NY 10012
                        Tel 212-925-2800 Fax 212-925-0690





                                                              January 9, 2004

Genterra Inc.
106 Avenue Road
Toronto, Ontario
Canada M5R2H3

         Re:      Genterra Inc.- Registration Statement on Form F-4

Gentlemen:

     We have acted as special US counsel to Genterra Inc., a corporation to be organized under the laws of Ontario, Canada (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "Commission") on Form F-4 of 1,014,288 Class A Shares and 1,709,115 Class C Preferred Shares, Series 1, to be exchanged with the holders of 12,867,581 Common Shares and 1,709,115 Class B Preferred Shares, respectively, issued by Mirtronics Inc., an Ontario corporation registered under the Securities Exchange Act of 1934, as amended, in an amalgamation of Mirtronics Inc. and Genterra Investment Corporation, an Ontario corporation (together with Mirtronics, the "Amalgamating Companies") pursuant to the terms and conditions of that certain Amalgamation Agreement ("Amalgamation Agreement") dated January 20, 2003.

     In connection with that registration pursuant to the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder, we have reviewed the proceedings of the Boards of Directors of the Company relating to the registration and proposed issuance of the Shares, and such other documents and matters as we have deemed necessary to the rendering of the following opinion and have relied upon the opinion of Irwin Singer, counsel to the Company.

     Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Amalgamation Agreement pursuant to which they are issued and exchanged, will be legally issued, fully paid and nonassessable under the Ontario Business Corporations Act.

     We consent to the use of this opinion as an Exhibit to the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and further consent to the reference to our firm in the Prospectus under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            DOLGENOS NEWMAN & CRONIN LLP

                                            By /s/Dennis P. McConnell